SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

      Filed by the registrant

      Filed by a party other than the registrant

      Check the appropriate box:

        Preliminary proxy statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

        Definitive proxy statement

        Definitive additional materials

        Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

LEAR CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

        No fee required.

        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

        Fee paid previously with preliminary materials.

        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:

LEAR CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INTRODUCTION
ELECTION OF DIRECTORS (PROPOSAL NO. 1)
DIRECTORS AND BENEFICIAL OWNERSHIP
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
CERTAIN TRANSACTIONS
APPROVAL OF OUR AMENDED AND RESTATED LONG-TERM STOCK INCENTIVE PLAN (PROPOSAL NO. 2)
AMENDED PLAN BENEFITS TABLE
APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
OTHER MATTERS
APPENDIX A
APPENDIX B
Definitive Proxy Statement

LEAR CORPORATION
21557 Telegraph Road
Southfield, Michigan 48034

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 3, 2001
10:00 A.M., Eastern Time

Lear Corporation

5200 Auto Club Drive
Dearborn, Michigan 48126

March 30, 2001

Fellow Stockholder:

      On behalf of the Board of Directors, you are cordially invited to attend the 2001 Annual Meeting of Stockholders. The purpose of the meeting is to:

1.	elect three directors;

2.	approve our Amended and Restated Long-Term Stock Incentive Plan;

3.	approve the appointment of Arthur Andersen LLP as our independent auditors for 2001; and

4.	conduct any other business properly before the meeting.

      Attendance and voting are limited to stockholders of record at the close of business on March 16, 2001. A list of stockholders entitled to vote at the meeting will be available for examination between the hours of 9:00 a.m. and 5:00 p.m. at our offices during the ten days prior to the meeting and also at the meeting.

      Your vote is important. Whether you plan to attend or not, please complete, sign and date the enclosed proxy card and return it in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

Joseph F. McCarthy
Vice President, Secretary
and General Counsel

LEAR CORPORATION

21557 Telegraph Road
Southfield, Michigan 48034

PROXY STATEMENT

INTRODUCTION

Annual Meeting:	The Annual Meeting of Stockholders will be held at Lear Corporation, 5200 Auto Club Drive, Dearborn, Michigan 48126, on Thursday, May 3, 2001, at 10:00 a.m., Eastern Time.

Record Date:	The date fixed to determine stockholders entitled to notice of and to vote at the meeting is the close of business on March 16, 2001.

Mailing Date:	We anticipate first mailing this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about March 30, 2001.

Agenda:	The agenda for the meeting is:

1. to elect three directors;

2. to approve our Amended and Restated Long-Term Stock Incentive Plan;

3. to approve the appointment of Arthur Andersen LLP as our independent auditors for 2001; and

4. to conduct any other business properly before the meeting.

Proxy Solicitation:	Our Board of Directors is soliciting this proxy. Certain of our officers and employees may also solicit proxies personally and by telephone. In addition, we are paying the cost of solicitation, including the cost of mailing. MacKenzie Partners, Inc. will help us to solicit brokers and nominees at a cost of approximately $5,000, plus their expenses. We have requested that banks, brokers and other custodian nominees and fiduciaries supply, at our expense, proxy material to the beneficial owners of our common stock.

Voting of Proxies:	Properly dated, executed and returned proxies will be voted in accordance with your instructions. If no specific instructions are given, your shares will be voted FOR our Board’s nominees in item one, FOR the approval of agenda item two and FOR the approval of agenda item three.

We do not intend to bring any matters before the meeting except those indicated in the Notice of Annual Meeting and we do not know of any matter which anyone else intends to present for action at the meeting. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy will be authorized to vote or otherwise act in accordance with their judgment.

Revoking Proxies:	You may revoke your proxy at any time before it is voted at the meeting by:

• delivering to Joseph F. McCarthy, our Vice President, Secretary and General Counsel, a signed, written revocation letter dated later than the proxy;

• submitting a proxy with a later date;

• attending the meeting and voting either in person or by ballot.

Outstanding Shares:	On the record date, there were approximately 63,861,279 shares of our common stock outstanding, the only class of voting securities outstanding.

Quorum:	A quorum is established when a majority of shares entitled to vote is present at the meeting, either in person or by proxy. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present.

Voting:	Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the meeting.

Required Vote:	Our directors are elected by a plurality of the votes cast by the holders of our common stock. “Plurality” means that the three individuals who receive the largest number of the votes will be elected as directors. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. Approval of the appointment of our independent auditors and of our Amended and Restated Long-Term Stock Incentive Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote. For the purpose of determining the vote required for the appointment of our independent auditors and approval of our Amended and Restated Long-Term Stock Incentive Plan, shares held by stockholders who abstain from voting will be treated as being “present” and “entitled to vote” on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as “present” and “entitled to vote” on the matter and, thus, a broker non-vote or the withholding of a proxy’s authority will have no effect on the outcome of the vote on the matter. A “broker non-vote” refers to shares of our common stock represented at the meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or person entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

Broker Votes:	Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of common stock in street name who do not receive instructions from beneficial owners by the date specified in the statement accompanying this proxy material are entitled to vote on the election of directors, the appointment of independent auditors and the approval of our Amended and Restated Long-Term Stock Incentive Plan.

Annual Report:	Lear Corporation’s 2000 Annual Report is being mailed to you with this proxy statement.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

      Our Board consists of three classes. One class of directors is elected at each annual meeting of stockholders to serve a three year term. Directors elected at the 2001 Annual Meeting of Stockholders will hold office until their successors are elected at the 2004 Annual Meeting of Stockholders. Directors not up for election this year will continue in office for the remainder of their terms.

      The Nominating Committee has nominated Larry W. McCurdy, Roy E. Parrott and Kenneth L. Way to stand for election to our Board. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted FOR the election of all nominees.

      All nominees have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the meeting.

Nominees For Terms Expiring at the 2004 Annual Meeting

Larry W. McCurdy:	Age: 65

Mr. McCurdy has been a director of Lear since 1988. In July 2000, Mr. McCurdy retired from Dana Corporation, a motor vehicle parts manufacturer and after-market supplier, where he served as President, Dana Automotive Aftermarket Group, since July 1998. Mr. McCurdy was Chairman of the Board, President and Chief Executive Officer of Echlin, a motor vehicle parts manufacturer, from March 1997 until July 1998 when it was merged into Dana Corporation. Prior to this, Mr. McCurdy was Executive Vice President, Operations of Cooper Industries, a diversified manufacturing company, from April 1994 to March 1997. Mr. McCurdy also serves as a director of American Axle and Manufacturing Holdings, Inc., Breed Technologies, Inc., General Parts Inc. and Mohawk Industries, Inc.

Roy E. Parrott:	Age: 60

Mr. Parrott, who has been a director of Lear since February 1997, has been the President of Business Operations for Metaldyne Corporation, an integrated metal solutions supplier which was formerly known as Simpson Industries, Inc. since December 2000. Previously, Mr. Parrott was the Chief Executive Officer of Simpson Industries, Inc. from 1994 to December 2000 and Chairman of Simpson Industries, Inc. from November 1997 to December 2000.

Kenneth L. Way:	Age: 61

Mr. Way is our Chairman of the Board, a position he has held since 1988. Mr. Way also served as our Chief Executive Officer from 1988 to October 2000. Mr. Way has been with Lear for 35 years. Mr. Way also serves as a director of Comerica, Inc., CMS Energy Corporation, WESCO International, Inc. and the Henry Ford Health Systems.

YOUR BOARD RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH NOMINEE.

DIRECTORS AND BENEFICIAL OWNERSHIP

Directors

      Set forth below is a description of the business experience of each of our directors other than Messrs. McCurdy, Parrott and Way, whose biographies are set out in the section entitled “Election of Directors.” The terms of directors Mr. Bing, Mr. Rossiter, Mr. Shower and Mr. Vandenberghe expire at the annual meeting in 2002 and the terms of directors Mrs. Elder, Mr. Spalding and Mr. Stern expire at the annual meeting in 2003.

David Bing:	Age: 57

Mr. Bing has been a director of Lear since February 1999. Mr. Bing currently serves, and has served since each entity’s formation, as Chairman of the following entities: (i) Bing Steel, L.L.C., (ii) Superb Manufacturing, Inc., (iii) Bing Manufacturing, Inc., (iv) Bing-Lear, L.L.C., (v) Bing Blanking, L.L.C. and (vi) The Bing Group, L.L.C. Mr. Bing currently serves on the board of directors of DTE Energy Company, Steelcase Inc. and Standard Federal Bank, member ABN AMRO Bank and also serves on the Michigan Minority Business Development Council.

Irma B. Elder:	Age: 70

Mrs. Elder, who has been a director of Lear since February 1997, has owned and operated various Detroit area automobile dealerships since 1983. In addition, Mrs. Elder serves on the board of directors of the Federal Reserve Bank of Chicago (Detroit Branch). Mrs. Elder is also a board member of the Detroit Chamber of Commerce and a member of the Michigan Hispanic Chamber of Commerce.

Robert E. Rossiter:	Age: 55

Mr. Rossiter is our President and Chief Executive Officer, a position he has held since October 2000. Mr. Rossiter has served as our President from 1984 until the present and served as Chief Operating Officer from 1988 to April 1997 and from November 1998 to October 2000. Mr. Rossiter has been a director of Lear since 1988. Mr. Rossiter also served as our Chief Operating Officer — International Operations from April 1997 to November 1998. Mr. Rossiter also serves on the Michigan Minority Business Development Council.

Robert W. Shower:	Age: 63

Mr. Shower has been a director of Lear since 1991. In April 1996, Mr. Shower retired from his positions as a director and Executive Vice President and Chief Financial Officer of Seagull Energy Corporation, an oil and gas exploration and production company. Mr. Shower serves as a director of Highlands Insurance Group, Inc., Edge Petroleum Corporation and Nuevo Energy Company.

David P. Spalding:	Age: 46

Mr. Spalding has been a director of Lear since 1991. Mr. Spalding has been a Vice Chairman of The Cypress Group L.L.C., a private equity fund manager, since 1994. Mr. Spalding is also a director of AMTROL, Inc., Williams Scotsman, Inc. and Frank’s Nursery & Crafts, Inc.

James A. Stern:	Age: 50

Mr. Stern has been a director of Lear since 1991. Mr. Stern is Chairman of The Cypress Group L.L.C., a position he has held since 1994. He is also a director of Cinemark U.S.A., Inc., AMTROL, Inc., Frank’s Nursery & Crafts, Inc., and WESCO International, Inc.

James H. Vandenberghe:	Age: 51

Mr. Vandenberghe is our Vice Chairman, a position which he has held since November 1998. Mr. Vandenberghe has been a director of Lear since 1995. He served as our President and Chief Operating Officer — North American Operations from April 1997 to November 1998. He also served as our Chief Financial Officer from 1988 to April 1997 and as our Executive Vice President from 1993 to April 1997. Mr. Vandenberghe is also a director of Covisint, LLC.

Board Information

Board Meetings

      In 2000, our full Board met seven times. In addition to our full Board meetings, our directors attend meetings of permanent committees established by our Board. Each director participated in at least 75% of the total number of meetings of our Board and the committees on which he or she serves.

Executive Committee

      The Executive Committee, which held one meeting during 2000, consists of Mr. Way, Mr. Rossiter, Mr. Stern and Mr. Spalding, with Mr. Stern serving as Chairman. The Executive Committee, during intervals between meetings of our Board, may exercise certain powers of our Board in the general supervision and control of the business and affairs of our company.

Audit Committee

      The Audit Committee, which met eight times during 2000, consists of Robert W. Shower, who serves as chairman, Irma B. Elder, and Larry W. McCurdy. For a description of the Audit Committee’s responsibilities and findings, see “Audit Committee Report.”

Compensation Committee

      The Compensation Committee, which held six meetings during 2000, currently consists of Mr. McCurdy and Mr. Parrott, with Mr. McCurdy serving as Chairman. Mr. McCurdy and Mr. Parrott are both outside directors. The responsibilities of the Compensation Committee are:

•	to review and approve salaries, bonuses and other benefits relating to compensation of our officers and senior management and

•	to approve awards under the Long-Term Stock Incentive Plan and stock option plans.

Nominating Committee

      The Nominating Committee, which held no meetings during 2000, consists of Mr. Bing, Mr. Stern and Mr. Rossiter, with Mr. Stern serving as Chairman. The Nominating Committee has responsibility and authority to recommend to our Board:

•	nominees for election to our Board;

•	candidates for membership on the various committees of our Board; and

•	in the event of a vacancy in the office of Chief Executive Officer, a successor Chief Executive Officer.

      The Nominating Committee will consider recommendations for director nominees made by our stockholders. Recommendations for nominations to be voted on at the 2002 annual meeting must be made in writing to Joseph F. McCarthy, Vice President, Secretary and General Counsel, prior to November 30, 2001, and must state the name, age, address, principal occupation, background and qualifications of the person recommended.

Compensation of Directors

      In 2000, we increased the annual fee paid to directors who are not employees of Lear from $24,000 to $36,000. During 2000, our non-employee directors received an annual fee of $33,000. One-half of the annual retainer is payable in shares of common stock and the remaining one-half, at the election of each non-employee director, in either cash or shares of common stock. Each non-employee director received a fee of $1,000 for each meeting of our Board that they attended and for each committee meeting they attended. Each non-employee director who chaired a committee of our Board received an additional fee of $1,000 for each such committee meeting attended. Non-employee directors were also reimbursed for their expenses incurred in attending meetings.

      A non-employee director may elect to defer receipt of all or part of his or her annual retainer. At the non-employee director’s election, amounts deferred will be:

•	credited with interest at an annual rate equal to the prime rate plus one percent; or

•	accounted for as if invested in shares of common stock.

      Amounts deferred are paid to the non-employee director as of the earliest of:

•	the date elected by such director;

•	the date the director ceases to be a director; or

•	the date a change of control occurs.

      In addition, each non-employee director received an option to purchase 1,250 shares at a price equal to the fair market value of the common stock on the date of grant. In 2000, option grants to non-employee directors were made on February 23rd at an exercise price of $22.12. The options granted to non-employee directors expire in ten years and generally become exercisable in three years regardless of a non-employee director’s continued service. Non-employee directors will be eligible to receive option grants in the future as partial compensation for their services.

      In February 1997, we implemented stock ownership guidelines for non-employee directors. These ownership guidelines require each non-employee director to own stock equal in value to three times the annual retainer. Non-employee directors who have not made substantial progress towards this goal within five years of becoming a director will have all of their annual retainer delivered in shares of common stock.

      Directors who are also our employees receive no additional compensation for their services as directors except reimbursement of expenses incurred in attending meetings of our Board or committee meetings of our Board.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as of March 16, 2001 (except as indicated below), beneficial ownership, as defined by Securities and Exchange Commission rules, of our common stock and ownership of our restricted stock units/phantom stock units by the persons or groups specified. Each of the persons listed below has sole voting and investment power with respect to the beneficially owned shares listed unless otherwise indicated.

	Number of Shares		Percentage of	Number of Restricted
	of Common Stock		Common Stock	Stock Units/Phantom
	Owned Beneficially		Owned Beneficially	Stock Units Owned(15)

Neuberger Bergman, Inc.(1)	3,989,088		6.2	—

Franklin Mutual Advisers, LLC(2)	3,486,911		5.4	—

Kenneth L. Way(3)(4)	328,779	(5)	*	40,303

Robert E. Rossiter(3)(4)	217,624	(6)	*	54,153

James H. Vandenberghe(3)(4)	166,862	(7)	*	39,957

Donald J. Stebbins(4)	48,800	(8)	*	17,014

Douglas G. DelGrosso(4)	44,438	(9)	*	25,062

Larry W. McCurdy(3)	15,750	(10)	*	3,099

Robert W. Shower(3)	10,211	(11)	*	0

James A. Stern(3)	8,900	(12)	*	3,099

David P. Spalding(3)	8,500	(13)	*	1,550

Irma B. Elder(3)	4,200	(13)	*	3,099

Roy E. Parrott(3)	4,005	(13)	*	0

David Bing(3)	200		*	2,345

Total Executive Officers and Directors as a group (23 individuals)	1,135,148	(14)		—

   *  Less than 1%

(1)	We have been informed by Neuberger Bergman, Inc. and Neuberger Bergman, LLC, in a report on Schedule 13G dated February 9, 2001, that (a) they are investment manager and sub-advisor, respectively, of Neuberger Bergman’s various Mutual Funds, (b) they exercise sole power to vote 723,950 shares and shared power to vote 3,234,600 shares, (c) they exercise sole dispositive power over no shares but share dispositive power over 3,989,088 shares, (d) they beneficially own the shares reported pursuant to their investment advisory roles, and (e) they have no economic interest in the shares reported. The address of Neuberger Bergman, Inc. and Neuberger Bergman, LLC is 605 Third Avenue, New York, New York 10158.

(2)	We have been informed by Franklin Mutual Advisors, LLC, in a report on Schedule 13G dated January 24, 2001, that (a) it is an investment advisor, (b) it is a wholly-owned indirect subsidiary of Franklin Resources, Inc., (c) it exercises voting and dispositive power independently of Franklin Resources, Inc. or any other Franklin Resources, Inc. affiliate, (d) it beneficially owns the shares reported pursuant to investment advisory agreements which give it sole voting and investment power over shares under management and (e) it has no economic interest in the shares reported. The address of Franklin Mutual Advisers, LLC is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

(3)	The individual is a director.

(4)	The individual is a named executive officer.

(5)	Includes 142,000 shares of common stock issuable under options exercisable within 60 days of the record date.

(6)	Includes 108,000 shares of common stock issuable under options exercisable within 60 days of the record date.

(7)	Includes 90,000 shares of common stock issuable under options exercisable within 60 days of the record date.

(8)	Includes 44,000 shares of common stock issuable under options exercisable within 60 days of the record date.

(9)	Includes 42,000 shares of common stock issuable under options exercisable within 60 days of the record date.

(10)	Includes 13,750 shares of common stock issuable under options exercisable within 60 days of the record date.

(11)	Includes 3,750 shares of common stock issuable under options exercisable within 60 days of the record date.

(12)	Includes 2,500 shares of common stock issuable under options exercisable within 60 days of the record date. Also, includes 2,400 shares of common stock held by Mr. Stern’s spouse as custodian for two children under the Uniform Gifts to Minors Act of New York. Mr. Stern disclaims beneficial ownership of these shares.

(13)	Includes 2,500 shares of common stock issuable under options exercisable within 60 days of the record date.

(14)	Includes 685,600 shares of common stock issuable under options exercisable within 60 days of the record date.

(15)	The restricted stock units owned by our executive officers and the phantom stock units owned by our non-employee directors have all the economic risk of stock ownership but they may not be voted or sold and, therefore, are not beneficially owned.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based on our review of reports filed with the Securities and Exchange Commission by our directors and executive officers and by beneficial owners of 10% or more of our shares, and based on written representations received from these same persons, we believe that all reports required under Section 16(a) of the Securities and Exchange Act were timely made except that: (a) James A. Stern inadvertently did not report, on his Form 4 filed on March 6, 2000, his purchase of 3,000 shares of our common stock on February 22, 2000; and (b) the following individuals inadvertently did not report the following shares of our common stock paid to them in April 2000 upon conversion of restricted stock units earned by them in 1996 and deferred until 2000 under the Management Stock Purchase Plan: (1) Kenneth L. Way — 2,673 shares, (2) Robert E. Rossiter — 1,643 shares, (3) James H. Vandenberghe — 1,112 shares, (4) Donald J. Stebbins — 1,005 shares, (5) Douglas G. DelGrosso — 869 shares, (6) Charles E. Fisher — 768 shares, (7) Roger A. Jackson — 695 shares, and (8) Louis R. Salvatore — 156 shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth annual and long-term compensation for our named executive officers in the fiscal years ended December 31, 2000, 1999 and 1998.

Summary Compensation Table

				Long-Term Compensation

	Annual Compensation			Awards		Payouts

					Securities
				Restricted	Underlying
Name and				Stock	Options/	LTIP	All Other
Principal Positions	Period	Salary(1)	Bonus(1)	Awards(2)	SARs(3)	Payouts(4)	Compensation

Kenneth L. Way,	2000	$1,000,000	$425,008	$781,332	125,000	$57,850	$131,254	(6)
Chairman(5)	1999	891,250	829,934	0	60,000	97,263	102,323
	1998	825,000	403,920	126,225	50,000	229,469	115,037

Robert E. Rossiter,	2000	$880,000	$0	$1,155,124	200,000	$41,024	$99,788	(7)
President and Chief	1999	757,500	705,384	0	50,000	68,086	71,997
Executive Officer(5)	1998	656,828	321,583	100,495	45,000	160,572	75,594

James H. Vandenberghe,	2000	$690,000	$0	$724,570	75,000	32,755	$83,106	(8)
Vice Chairman	1999	605,416	507,387	70,470	50,000	51,864	57,979
	1998	522,500	255,816	79,943	40,000	122,374	60,838

Douglas G. DelGrosso,	2000	$413,333	$0	$407,039	50,000	$15,993	$50,294	(9)
Senior Vice President —	1999	329,380	201,058	100,000	30,000	19,466	33,180
Product Focus Group	1998	217,496	63,600	100,000	20,000	45,943	26,684

Donald J. Stebbins,	2000	$413,333	$0	$325,530	50,000	$17,115	$42,610	(10)
Senior Vice President	1999	335,000	210,568	29,246	30,000	26,581	26,201
and CFO	1998	272,917	100,215	31,317	20,000	56,589	21,236

(1)	Under the Management Stock Purchase Plan, named executive officers elected to defer portions of their 2000 salaries and bonuses. Salaries and bonuses are reported net of any deferred amount. For a description of the bonuses earned in 2000 and of the amounts of salary and bonus deferred by each named executive officer, see “Compensation Committee Report — Base Salary and — Annual Incentives.”

(2)	Pursuant to deferral elections made under the Management Stock Purchase Plan relating to compensation earned in the year ending December 31, 2000, Mr. Way, Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso and Mr. Stebbins received restricted stock units of 32,843; 48,555; 30,457; 17,400 and 13,684, respectively. Under the Management Stock Purchase Plan, Mr. Way currently holds 40,303 restricted stock units with an aggregate value of $1,000,020, Mr. Rossiter currently holds 54,153 restricted stock units with an aggregate value of $1,343,683, Mr. Vandenberghe currently holds 39,957 restricted stock units with an aggregate value of $991,433, Mr. DelGrosso currently holds 25,062 restricted stock units with an aggregate value of $621,873, and Mr. Stebbins currently holds 17,014 restricted stock units with an aggregate value of $422,175. The aggregate value of restricted stock units is based on a closing price of our common stock of $24.8125 on December 29, 2000, as reported by the New York Stock Exchange. For a description of the Management Stock Purchase Plan, see “Compensation Committee Report — Long-Term Incentives.”

(3)	In connection with their voluntary deferral elections of year 2000 bonuses and year 2001 salaries under the Management Stock Purchase Plan, on January 10, 2001, Mr. Way, Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso and Mr. Stebbins received options to purchase 65,000, 81,250, 48,750, 32,500, and 32,500 shares of our common stock, respectively, with an exercise price equal to $27.25, and if our stockholders approve the proposed Amended and Restated Long-Term Stock Incentive Plan, Mr. Way, Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso and Mr. Stebbins will also receive options to purchase 65,000, 81,250, 48,750, 32,500 and 32,500 shares of our common stock, respectively, with an exercise price equal to the market price on the date of grant. This information will be reported in our proxy statement for the 2002 annual meeting of stockholders. For a description of these option grants under the Management Stock Purchase Plan, see “Compensation Committee Report — Long-Term Incentives.”

(4)	Values reported for 2000 reflect the number of performance shares issued for the performance period beginning January 1, 1998 and ending December 31, 2000 multiplied by $32.05, the price at which our company valued the common stock on February 16, 2001 for the purpose of performance share payouts. The dollar amounts reported reflect the gross number of performance shares received before any withholding by us to satisfy federal income and other taxes. For a description of performance shares, see “Compensation Committee Report — Long-Term Incentives — Performance Shares.”

(5)	On October 1, 2000, Mr. Rossiter was appointed our Chief Executive Officer. Mr. Way continues to serve as the Chairman of our Board.

(6)	Represents: matching contributions under the Executive Supplemental Savings Plan of $82,997; 401(k) plan matching contributions of $8,500; life insurance premiums paid by Lear of $24,891; and payments of $14,866 for expenses related to financial planning.

(7)	Represents: matching contributions under the Executive Supplemental Savings Plan of $76,181; 401(k) plan matching contributions of $3,500; life insurance premiums paid by Lear of $6,303; imputed income of $745 with respect to life insurance coverage; and payments of $13,059 for expenses related to financial planning.

(8)	Represents: matching contributions under the Executive Supplemental Savings Plan of $54,188; 401(k) plan matching contributions of $8,500; life insurance premiums paid by Lear of $7,359; and payments of $13,059 for expenses related to financial planning.

(9)	Represents: matching contributions under the Executive Supplemental Savings Plan of $28,657; 401(k) plan matching contributions of $6,563; life insurance premiums paid by Lear of $780; imputed income of $486 with respect to life insurance coverage; and payments of $13,808 for expenses related to financial planning.

(10)	Represents: matching contributions under the Executive Supplemental Savings Plan of $25,166; 401(k) plan matching contributions of $2,316; life insurance premiums paid by Lear of $780; imputed income of $540 with respect to life insurance coverage; and payments of $13,808 for expenses related to financial planning.

Option Grants and Exercises and Long-Term Incentive Awards in Last Fiscal Year

      We have three stock option plans and a Long-Term Stock Incentive Plan, all of which are administered by the Compensation Committee. The following table indicates the options granted to each of our named executive officers during the fiscal year ended December 31, 2000 and the potential value of those options on an aggregated basis. All the options reported below were granted pursuant to the Long-Term Stock Incentive Plan and 1996 Stock Option Plan.

Option Grants in Fiscal Year 2000

	Number of	% of Total
	Securities	Options
	Underlying	Granted		Exercise
	Options	Employees in		Price	Expiration	(1)Grant Date
Name	Granted	Fiscal Year		($/Share)	Date	Present Value

Kenneth L. Way	107,000			$22.12	02/23/10	$1,561,708
	18,000	6.02%	(total)	$20.25	10/02/10	240,509

Robert E. Rossiter	100,000			$22.12	02/23/10	$1,459,540
	100,000	9.64%	(total)	$20.25	10/02/10	1,336,160

James H. Vandenberghe	75,000	3.61%		$22.12	02/23/10	$1,094,655

Douglas G. DelGrosso	50,000	2.41%		$22.12	02/23/10	$729,770

Donald J. Stebbins	50,000	2.41%		$22.12	02/23/10	$729,770

(1)	The grant-date valuation shown is based upon a Black-Scholes based option pricing model using the following assumptions: (i) an expected volatility of 37.75%; (ii) an interest rate of 8.0%; (iii) dividend payments of zero; (iv) a zero risk of forfeiture and (v) a zero probability of early exercise. For a discussion of the terms of the options granted, see “Compensation Committee Report — Long-Term Incentives” below.

      The following table indicates the value of stock options exercised during the fiscal year ended December 31, 2000 and the value of unexercised stock options held as of December 31, 2000 by each of our named executive officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Unexercised	Value of Unexercised
			Options at	In-the-Money Options
	Shares Acquired	Value	December 31, 2000	at December 31, 2000(1)
	on Exercise	Realized
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Kenneth L. Way	141,500	2,858,074	92,000/235,000	$428,375/$370,223

Robert E. Rossiter	—	—	113,000/295,000	$1,242,063/$725,500

James H. Vandenberghe	—	—	135,800/165,000	$1,867,538/$201,938

Douglas G. DelGrosso	—	—	26,450/100,000	$125,416/$134,625

Donald J. Stebbins	—	—	54,100/100,000	$680,169/$134,625

(1)	Based on a closing price of $24.8125 per share on December 29, 2000 as reported by the New York Stock Exchange.

      The following table provides information, with respect to our named executive officers, concerning the grants of performance share awards under the Long-Term Stock Incentive Plan.

Long-Term Incentive Plan — Performance Share Awards in Last Fiscal Year

Estimated Future Payouts under
Non-stock
	Performance or	Price-based Plans(1)
Other Period until
	Maturation or	Threshold	Target	Maximum
Name	Payout	(#)	(#)	(#)

Kenneth L. Way	1/1/2000—12/31/02	1,982/1,982	3,965/3,965	5,948/5,948

Robert E. Rossiter	1/1/2000—12/31/02	1,666/1,666	3,331/3,331	4,996/4,996

James H. Vandenberghe	1/1/2000—12/31/02	1,318/1,318	2,637/2,637	3,956/3,956

Douglas G. DelGrosso	1/1/2000—12/31/02	793/793	1,586/1,586	2,379/2,379

Donald J. Stebbins	1/1/2000—12/31/02	714/714	1,427/1,427	2,140/2,140

(1)	Represents performance share awards under our Long-Term Stock Incentive Plan. See “Executive Compensation — Long-Term Stock Incentive Plan.” The first number represents the number of shares under the performance share awards that a named executive officer may receive based upon the cumulative net income performance criteria and the second number represents the number of shares under the performance share award that a named executive officer may receive based upon the relative return to shareholders performance criteria.

Pension Plan and Benefits

Qualified Pension Plan

      The named executive officers (as well as other employees) participate in the Lear Corporation Pension Plan. The pension plan is intended to be a qualified pension plan under the Internal Revenue Code and its benefits are integrated with Social Security benefits. In general, an eligible employee becomes a participant on the July 1st or January 1st after completing one year of service (as defined within the plan). Benefits are funded by employer contributions that are determined under accepted actuarial principles and the Internal Revenue Code.

      The pension plan contains multiple benefit formulas but the Lear Corporation benefit formula is the principal formula and all named executive officers are covered by it. Under the Lear Corporation formula, pension benefits are based on a participant’s “final average earnings,” which is the average of the participant’s compensation for the five consecutive calendar years in the last 15 years of employment in which the participant had his highest earnings. Compensation includes (a) all cash compensation reported for federal income tax purposes other than long-term incentive bonuses and (b) any elective contributions that are not includable in gross income under Internal Revenue Code Section 125 or 401(k). A participant’s annual retirement benefit, payable as a life annuity at age 65, equals the greater of:

•	1.10% times final average earnings times years of credited service before 1997 (to a maximum of 30 years) plus 1.00% times final average earnings times years of credited service after 1996 (with a maximum of 30 years reduced by years of credited service before 1997) plus 0.65% times final average earnings in excess of covered compensation (as defined in I.R.S. Notice 89-70) times years of credited service after 1996 (with a maximum of 30 years); and

•	$360.00 times years of credited service.

      Any employee who on January 1, 1997 was an active employee and age 50 or older will earn benefits under the 1.10% formula for years of credited service through 2001.

      The benefits under the pension plan become vested once the participant accrues five years of vesting service under the plan.

Pension Equalization Plan

      In addition to the pension plan, we have established the Lear Corporation Pension Equalization Plan (PEP). Lear Corporation’s pension plan is subject to rules in the Internal Revenue Code that restrict the level of retirement income that can be provided to, and the amount of compensation that can be considered for, highly paid executives under the pension plan. The Pension Equalization Plan is intended to supplement the benefits under the pension plan for certain highly paid executives whose pension plan benefits are limited by those Internal Revenue Code limits. A participant’s Pension Equalization Plan benefit equals the difference between the executive’s actual vested accrued pension plan benefit and the pension plan benefit the executive would have accrued under the Lear Corporation formula if the Internal Revenue Code limits on considered compensation and total benefits were disregarded. Highly compensated executives and other employees whose compensation exceeds the Internal Revenue Code limits for at least three years are eligible to participate in the Pension Equalization Plan. Each of Mr. Way, Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso and Mr. Stebbins participates in the Pension Equalization Plan.

Executive Supplemental Savings Plan

      In addition to the pension plan and the pension equalization plan, we have established the Lear Corporation Executive Supplemental Savings Plan. The purpose of the plan is to provide participants and their beneficiaries with retirement benefits that could not be earned under the Retirement Savings Plan due to limits imposed by the Internal Revenue Code on the amount of pre-tax contributions a participant can make to the Retirement Savings Plan and/or the amount of compensation that can be recognized under the Retirement Savings Plan. In addition, the Executive Supplemental Savings Plan also provides retirement benefits that would have been earned under the Retirement Savings Plan, the Pension Plan and/or the Pension Equalization Plan if the participant had not elected to defer compensation under this plan or the Management Stock Purchase Plan (as described above). The benefits under the Executive Supplemental Savings Plan become vested once the participant accrues three years of vesting service under the plan. Certain senior officers are eligible to participate in the Executive Supplemental Savings Plan.

      The following table indicates estimated total annual benefits payable as a single life annuity beginning at age 65 for various compensation levels and years of service under the pension plan, the pension equalization plan and the supplemental savings plan. Generally, annual compensation used for pension formula purposes includes salary, annual bonus and 80% of the Restricted Stock Awards for the particular year as reported in the Summary Compensation Table.

Pension Table

		Years of Service
	Covered
Annual Compensation	Compensation*	10	15	20	25	30

$ 500,000	$45,540	$83,540	$125,810	$168,080	$210,350	$252,620

600,000	45,540	100,840	151,860	202,880	253,900	304,920

700,000	45,540	118,140	177,910	237,680	297,450	357,220

800,000	45,540	135,440	203,960	272,480	341,000	409,520

900,000	45,540	152,740	230,010	307,280	384,550	461,820

1,000,000	45,540	170,040	256,060	342,080	428,100	514,120

1,200,000	45,540	204,640	308,160	411,680	515,200	618,720

1,400,000	45,540	239,240	360,260	481,280	602,300	723,320

1,600,000	45,540	273,840	412,360	550,880	689,400	827,920

1,800,000	45,540	308,440	464,460	620,480	776,500	932,520

2,000,000	45,540	343,040	516,560	690,080	863,600	1,037,120

2,200,000	45,540	377,640	568,660	759,680	950,700	1,141,720

2,400,000	45,540	412,240	620,760	829,280	1,037,800	1,246,320

2,600,000	45,540	446,840	672,860	898,880	1,124,900	1,350,920

2,800,000	45,540	481,440	724,960	968,480	1,212,000	1,455,520

*	Indicates the covered compensation for Mr. Way who has the lowest covered compensation of all the named executive officers. The covered compensation for the other named executive officers will be a higher amount and their number of years at the 1.10% formula will be fewer than Mr. Way’s, resulting in a slightly lower payout amount for comparable compensation levels and years of service. Such differences are not expected to be material.

      The pension plan, the Pension Equalization Plan and the Executive Supplemental Savings Plan grant credit for all years of pension service with Lear Siegler Diversified Holdings Corp. and with Lear Corporation, and offset the retirement benefit payable by the Lear Siegler Diversified Holdings Corp. Pension Plan against the benefit payable by the plans. At age 65, it is estimated that under the plans Mr. Way, Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso and Mr. Stebbins will each have 30 years of credited service.

Retirement Savings Plan

      We have established a retirement savings plan pursuant to Section 401(k) of the Internal Revenue Code for non-union salaried employees who have completed one month of service. Under the retirement savings plan, each eligible employee may elect to defer, on a pre-tax basis, a portion of his or her salary each year and Lear Corporation makes a matching contribution on a participant’s contribution of up to five percent of base salary and annual bonus. Lear’s matching contribution is invested in shares of Lear’s common stock. Matching contributions become vested under the retirement savings plan at a rate of 20% for each full year of service. For the year ended December 31, 2000, the matching contribution for each named executive officer was: Mr. Way, $8,500; Mr. Rossiter, $3,500; Mr. Vandenberghe, $8,500; Mr. DelGrosso, $6,563 and Mr. Stebbins, $2,316.

      Our match percentage for each participant under the Lear Corporation Retirement Savings Plan is determined under the following chart and will apply to the participant’s contributions up to five percent of base salary and annual bonus:

Matching
Years of Service	Contribution Percentage

Less than 5	50%

More than 5 but less than 8	75%

8 or more	100%

      Our matching contribution for each participant is invested in shares of our common stock. Each participant who is at least age 57, however, may elect to diversify the employer matching contributions.

Employment Agreements

      We have entered into employment agreements effective as of July 1, 2000 with each of our named executive officers listed in the Summary Compensation Table. Each employment agreement continually has an unexpired term of three years and is in effect until the date three years after written notice is provided by either party that the agreement is not to be further extended or until the date the executive reaches his or her normal retirement date under our retirement plan for salaried employees then in effect, whichever shall occur first. As of March 16, 2001, Mr. Way’s salary is $1,000,000, Mr. Rossiter’s salary is $1,000,000, Mr. Vandenberghe’s salary is $765,000, Mr. DelGrosso’s salary is $480,000 and Mr. Stebbins’ salary is $440,000. The salaries of each of our named executive officers may be increased at the discretion of the Compensation Committee. In addition, each of Mr. Way, Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso and Mr. Stebbins are eligible for an annual incentive compensation bonus at the discretion of the Compensation Committee.

      Each employment agreement provides that:

•	upon the death of the employee, we will pay to his estate or designated beneficiary his full base salary plus any bonus earned for an additional 12 months;

•	upon termination for disability, the employee will receive all compensation payable under our disability and medical plans and programs plus an additional payment from us so that the aggregate amount of salary continuation from all sources equals, through the remainder of the calendar year following the termination, his base salary at the rate in effect on the date of termination plus any bonus earned, and for the period thereafter through the end of the term of the agreement, his base salary at the rate in effect on the date of termination;

•	upon termination by the employee for good reason or because of constructive termination after a change in control (each as defined in the employment agreement) or by us other than for cause or disability (each as defined in the employment agreement), the employee will receive, the aggregate base salary he would have earned for two years under the employment agreement (at the highest rate received during the term of the agreement), the aggregate bonus he would have received for two years under the employment agreement (based on the highest annual bonus received in the three calendar years preceding the termination) and the cash value of all benefits that would be payable under certain compensation and benefit plans for two years pursuant to the employment agreement, in each case had his employment continued with us for such period;

•	in addition to the foregoing severance payment, upon termination by the employee for good reason or because of constructive termination after a change in control (each as defined in the employment agreement) or by us other than for cause (each as defined in the employment agreement), in consideration for the employee’s non-compete obligation the employee will receive, the aggregate base salary he would have earned for one year under the employment agreement (at the highest rate received during the term of the agreement), the aggregate bonus he would have received for one year under the employment agreement (based on the highest annual bonus received in the three calendar years preceding the termination) and the cash value of all benefits that would be payable under certain compensation and benefit plans for one year pursuant to the employment agreement, in each case had his employment continued with us for such period;

•	upon termination by us for cause, the employee is entitled to receive only unpaid salary and benefits, if any, accrued through the effective date of the employee’s termination; and

•	upon transfer of all or substantially all of our assets to a successor entity, we will require the successor entity expressly to assume performance of the agreement.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

      No member of the Compensation Committee was, during the fiscal year ended December 31, 2000, an officer, former officer or employee of our company or any of our subsidiaries. None of our executive officers served as a member of:

•	the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;

•	the board of directors of another entity, one of whose executive officers served on our Compensation Committee; or

•	the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

COMPENSATION COMMITTEE REPORT

      Regardless of anything indicating the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement, in whole or in part, the following report and the performance graph which follows shall not be deemed to be incorporated by reference.

Introduction

      Our Compensation Committee determines the salaries and other entitlements of the executive officers and designs all of our compensation programs and policies. The Compensation Committee is currently composed of two non-employee directors: Mr. McCurdy and Mr. Parrott. Our Board has not rejected or modified any action taken by the Compensation Committee.

Executive Compensation Policy

      The objectives of our compensation policies are to:

•	optimize profitability and growth;

•	link the interests of management with those of stockholders;

•	provide management with incentive for excellence in individual performance;

•	promote teamwork among managers; and

•	attract and retain highly qualified and effective officers, key employees and directors.

      The Compensation Committee targets total remuneration (i.e., base salary, annual incentives and long-term incentives) of our senior executives at the 75th percentile of our peer group in return for comparable performance. A discussion of each component of executive compensation follows.

Base Salary

      Base salaries for our executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer’s position. In this regard, the Compensation Committee considers the compensation practices and corporate financial performance of similarly situated companies based on research provided by independent consultants. The Compensation Committee focuses primarily on total compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer remuneration. As of December 31, 2000 Mr. Way’s base salary was $1,000,000, Mr. Rossiter’s base salary was $1,000,000, Mr. Vandenberghe’s base salary was $765,000, Mr. DelGrosso’s base salary was $480,000 and Mr. Stebbins’ base salary was $440,000. Mr. DelGrosso elected to defer 10% of his 2000 salary pursuant to elections made under the Management Stock Purchase Plan.

Annual Incentives

      Our executive officers participate in the Senior Executive Incentive Compensation Plan. Pursuant to this plan, the Compensation Committee makes annual incentive awards designed to reward past financial performance and the achievement of goals considered important to our future. Awards are made in February or March of each year based on our performance achieved in the previous year.

      Each named executive officer is assigned an annual target opportunity under the Senior Executive Incentive Plan. The target opportunity for a given year’s performance is based 50% upon whether our earnings per share reaches a goal established by the Compensation Committee and 50% upon whether our increase in earnings per share reach a goal set by the Compensation Committee. For the year ended December 31, 2000, Mr. Way, Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso and Mr. Stebbins earned annual gross bonuses in the amount of $1,050,008, $924,002, $579,595, $285,602, and $260,397, respectively. Mr. Way elected to defer a portion of his 2000 annual cash bonus under the Management Stock Purchase Plan. Each of Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso and Mr. Stebbins elected to defer his entire 2000 annual cash bonus under the Management Stock Purchase Plan.

Long-Term Incentives

      The long-term incentive component of our executive compensation program is designed to provide our senior officers with substantial at-risk components and to align the interests of our senior officers with those of our stockholders. To achieve these goals, the Compensation Committee has:

•	implemented stock ownership guidelines for its senior officers;

•	granted stock options to selected senior officers;

•	granted performance share awards to selected senior officers; and

•	permitted its officers to defer a portion of their base salary and annual incentive bonus in restricted stock units.

Management Stock Ownership Requirements

      The Compensation Committee has implemented stock ownership guidelines that require certain of our officers to achieve, within five years of reaching senior officer status, stock ownership levels ranging from one to five times base salary. Shares of common stock owned, restricted stock units and sixty percent of the value of exercisable stock options in the money as of the date of valuation are counted in satisfying these requirements. Management personnel who have not made substantial progress towards these goals after three years will have up to 50% of their annual incentives delivered in restricted stock units pursuant to the Management Stock Purchase Plan described below.

Stock Options

      Stock options granted under our stock option plans, which become exercisable three years from the date of grant, provide incentive for officers by giving them a strong economic interest in remaining with us and maximizing price appreciation of our common stock. On February 23, 2000, each of the named executive officers received stock options which vest and become exercisable on February 23, 2003 and have an exercise price of $22.12 per share. In addition, on October 2, 2000, Mr. Way and Mr. Rossiter received stock options which vest and become exercisable on October 2, 2003 and have an exercise price of $20.25 per share.

Performance Share Awards

      Performance share awards ensure that a significant component of certain employees’ compensation depends upon the achievement of specified financial performance goals over a three year period. The Compensation Committee chooses from among eight commonly used measures of corporate performance to determine the level of payout of performance share awards.

      In February 2000, the Compensation Committee granted performance share awards effective January 1, 2000 to selected employees under the Long-Term Incentive Plan with target performance shares equal on the date of the award to 25% of such employee’s base salary on January 1, 2000. The 2000 performance criteria over a three year period for these performance share awards are our cumulative net income and our relative return to stockholders compared to a peer group of representative independent automotive suppliers which at the time of the grant consisted of Arvin Industries, Inc., Borg-Warner Automotive, Inc., Dana Corporation, Delphi, The Goodyear Tire & Rubber Company, Federal-Mogul Corporation, Meritor Automotive, Inc., Autoliv, Inc., Eaton Corporation, Johnson Controls, Inc., Magna International, Inc., and Tower Automotive, Inc. For a senior officer to receive shares of common stock or cash for their performance shares, cumulative net income and/or relative return to stockholders over three years must equal or exceed the threshold goals. Our officers may earn additional shares of common stock or cash for their performance share awards if we exceed the target goals for cumulative net income and/or relative return to stockholders.

Management Stock Purchase Plan

      In furtherance of its goal of aligning the interests of officers with those of our stockholders, the Compensation Committee to date permits 100 senior officers and key executives to participate in the Management Stock Purchase Plan. The program is part of the Long-Term Stock Incentive Plan. Under this program, a selected officer or key executive can elect to defer a portion of his or her base salary for the year and annual incentive bonuses based upon the officer’s or key executive’s performance for the prior year and paid under the Senior Executive Incentive Plan or the Management Incentive Plan during the first quarter of the year. In consideration for deferring their salary and/or incentive bonus, participants receive a number of restricted stock units under the Long-Term Stock Incentive Plan equal to 125% of the amount deferred divided by the fair market value of a share of common stock on the date determined by the Compensation Committee. For restricted stock units granted in February of 2001, the value was based on the average high/low price of our common stock during the last five trading days of 2000 which was $23.79. Generally, a participant must hold restricted stock units and remain employed for at least three years, at which time the participant receives a number of shares of common stock equal to the restricted stock units held and a cash payment equal to the amount of dividends, if any, the participant would have earned if he or she had held shares of common stock rather than restricted stock units. Pursuant to deferral elections made under the Management Stock Purchase Plan for compensation and annual incentive bonuses earned in the year ending December 31, 2000, Mr. Way, Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso and Mr. Stebbins received restricted stock units of 32,843; 48,555; 30,457; 17,400 and 13,684, respectively.

      In addition, the Compensation Committee amended the Management Stock Purchase Plan so that, as a result of each eligible officer’s or key executive’s deferral of a portion of year 2000 bonus and year 2001 salary under the plan, each officer or key executive will also receive options in 2001 to purchase a number of shares of our common stock equal to approximately four times the number of restricted stock units he or she is expected to be granted in connection with such deferral subject to limitations based on the prior year’s option grants to and the responsibilities of such individual. These options are to be granted at an exercise price equal to the market price on the date of grant and will vest on the first to occur of (i) the third anniversary of the grant date and (ii) the first trading day after (a) our common stock trades at a target price per share equal to 135% of the exercise price of the option and (b) thereafter our common stock has averaged this target price per share or higher for twenty consecutive trading days. The options will otherwise have the same terms as other options granted under our Long-Term Stock Incentive Plan. Of the 100 officers and key executives entitled to receive these options, 100 deferred an aggregate of $10,182,309 of salary and bonus. Pursuant to the amendment of the plan, we granted 806,000 options on January 10, 2001 and, if our stockholders approve the proposed Amended and Restated Long-Term Stock Incentive Plan, we will grant an additional 806,000 options later in 2001. For the options granted and to be granted to our named executive officers in connection with deferrals of a portion of year 2000 bonus and year 2001 salary see footnote 3 to the Summary Compensation Table in “Executive Compensation.”

Retirement Benefits

      For a description of the retirement benefits we provide, see “Executive Compensation — Pension Plan and Benefits.”

Estate Preservation Plan

      The Compensation Committee has established the Estate Preservation Plan for certain of our senior executives, each of whom has a significant portion of his net worth invested in our common stock. The Estate Preservation Plan provides the beneficiaries of a participant with funds to pay estate taxes on inherited common stock. Under the Estate Preservation Plan, we purchase a life insurance policy on the joint lives of the participant and his spouse. We own the life insurance policy but endorse a portion of the policy’s proceeds to the participant’s designated beneficiaries. Each participant pays a portion of the policy’s annual premium (until he reaches age 65) and we pay the remainder of the annual premium. After the executive reaches age 65, we pay the entire annual premium and the participant pays income taxes on the imputed income from the policy. Upon the later death of a participant or his spouse, we recover the present value of our premium payments from the tax-free insurance proceeds and the participant’s beneficiaries receive the remaining tax-free insurance proceeds, which they can use to pay the estate taxes on inherited common stock.

Chief Executive Officer Compensation

      Pursuant to each of their employment agreements, Mr. Way and Mr. Rossiter received salaries of $1,000,000 and $880,000, respectively, during the fiscal year ending December 31, 2000. On October 1, 2000, Mr. Rossiter was appointed our Chief Executive Officer at which time his base salary was increased from $840,000 to $1,000,000. Mr. Way and Mr. Rossiter were also eligible to participate in the Senior Executive Incentive Plan, the Long-Term Stock Incentive Plan, the stock option plans, the Executive Supplemental Savings Plan and the Estate Preservation Plan. The Compensation Committee awarded Mr. Way an annual bonus of $1,050,008 and Mr. Rossiter an annual bonus of $924,002, each for services performed in 2000, which were based upon the attainment of targeted earnings per share and targeted return on net assets pursuant to the Senior Executive Incentive Plan. In 2000, the Compensation Committee granted to Mr. Way and Mr. Rossiter the following compensation to provide substantial at-risk components and to align the interests of Mr. Way and Mr. Rossiter with those of our stockholders: (i) options to purchase 125,000 and 200,000 shares of common stock, respectively, and (ii) performance share awards, the ultimate value of which will be determined by our cumulative net income and relative return to our stockholders over a three year period. See “Executive Compensation — Option Grants and Long-Term Incentive Awards in Last Fiscal Year.”

Tax Treatment of Executive Compensation

      One of the factors the Compensation Committee considers when determining compensation is the anticipated tax treatment to Lear and to the executives of the various payments and benefits. Generally, the Compensation Committee intends to comply with the requirements of Section 162(m) of the Internal Revenue Code with respect to annual and long-term incentives in order to avoid losing the tax deduction for non-performance based compensation in excess of $1,000,000 paid to any named executive officer appearing in the Summary Compensation Table. The Compensation Committee may, however, determine that it is necessary to exceed the limitation on deductibility under Section 162(m) to insure executive officers are compensated in a manner consistent with our best interests and those of our stockholders.

      This report is submitted by Larry W. McCurdy and Roy E. Parrott, being all of the members of the Compensation Committee.

Larry W. McCurdy, Chairman
Roy E. Parrott

PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return from December 31, 1995 through December 31, 2000, the S&P 500 and a peer group (1) of companies we selected for purposes of the comparison and more fully described below. Dividend reinvestment has been assumed and the returns of each company has been weighted to reflect relative stock market capitalization. The graph assumes an investment of $100 on December 31, 1995 in each of the common stock, the stocks comprising the S&P 500 Index and the stocks comprising the peer group.

MEASUREMENT PERIOD
(FISCAL YEAR COVERED)	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00

LEAR CORPORATION	100.00	117.67	163.79	132.76	110.34	85.56

S&P 500	100.00	122.68	163.29	209.57	253.34	230.46

PEER GROUP	100.00	127.52	166.99	172.29	157.85	144.00

(1)	We do not believe that there is a single published industry or line of business index that is appropriate for comparing stockholder return. The peer group we have selected is made up of representative independent automobile suppliers of comparable size and products whose common stock is traded on domestic stock exchanges. Our peer group includes ArvinMeritor, Inc., Borg-Warner Automotive, Inc., Collins & Aikman, Dana Corporation, Donnelly Corp., Eaton Corp., Gentex Corp., Johnson Controls, Inc., Magna International, Inc., Superior Industries International and Tower Automotive. ArvinMeritor, Inc. has replaced Arvin Industries, Inc. in our peer group as successor-in-interest following Meritor Automotive, Inc.’s acquisition of Arvin Industries on July 7, 2000. The following companies were part of our peer group last year but have been removed this year: (1) Detroit Diesel Corp. because it was acquired by DaimlerChrysler AG on October 13, 2000 and is now a subsidiary of DaimlerChrysler, (2) Mascotech, Inc. because it was acquired by Heartland Industrial Partners LP and became a private company on November 28, 2000, and (3) Simpson Industries, Inc. because it was acquired by and became a subsidiary of Mascotech, Inc. on December 15, 2000.

AUDIT COMMITTEE REPORT

      The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2000, which include the consolidated balance sheets of the Company as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

      The Audit Committee recommends engagement of our independent auditors and is primarily responsible for reviewing (i) the scope of the independent auditors’ annual audit and their compensation, (ii) our general policies and procedures with respect to accounting and financial controls and (iii) any change in accounting principles, significant audit adjustments proposed by the auditors and any recommendations that the auditors may have with respect to policies and procedures. Our Board adopted and approved a charter for the Audit Committee in May, 2000 and amended the charter in February 2001. A copy of the charter, as amended, is attached as Appendix A to this proxy statement. Our Board has determined that all members of the Audit Committee are “independent” for purposes of the New York Stock Exchange listing standards.

Review with Management

      The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Accountants

      The Audit Committee has discussed with Arthur Andersen LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

      The Audit Committee has also received written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Arthur Andersen LLP their independence from the Company.

      During fiscal year 2000, we retained our principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts (in 000’s):

•	Audit fees: $3,472

•	Financial information systems design and implementation fees: $0

•	All other fees: $5,549

The Audit Committee has considered whether the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence, and believes that the provision of such services is compatible.

Conclusion

      Based on the review and discussions referred to above, the committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and be filed with the United States Securities and Exchange Commission.

      This report is submitted by Robert W. Shower, Larry W. McCurdy and Irma B. Elder, being all of the members of the Audit Committee.

Robert W. Shower, Chairman
Larry W. McCurdy
Irma B. Elder

CERTAIN TRANSACTIONS

Joint Venture with Bing Manufacturing

      In June 1997, we agreed to form a joint venture named Bing-Lear, L.L.C. (formerly known as Detroit Automotive Interiors, L.L.C.) with Bing Manufacturing, Inc. to manufacture, market, sell and service automobile and light duty truck seating, seating components and seating modules. David Bing, who is one of our directors, is Chairman and the majority shareholder of Bing Manufacturing and Chairman of the Board of Bing-Lear, L.L.C. In 2000 we sold $32,300,000 worth of seating components to Bing-Lear, L.L.C. and Bing-Lear, L.L.C. made equity distributions to us in the amount of $101,000. In addition, in June 2000 we sold our mirrors business to Bing-Lear, L.L.C. (formerly known as Detroit Automotive Interiors, L.L.C.) for a total consideration of $18,172,000 consisting of cash and preferred stock. The purchase price is subject to a post-closing adjustment.

APPROVAL OF OUR AMENDED AND RESTATED LONG-TERM STOCK INCENTIVE PLAN

(PROPOSAL NO. 2)

      On November 12, 1996, our Compensation Committee adopted, subject to stockholder approval, the Long-Term Stock Incentive Plan. In 1997 our stockholders approved the Long-Term Stock Incentive Plan. We have adopted subsequent amendments to the plan including, with stockholder approval, an amendment to increase the number of shares reserved thereunder by 3,300,000.

      On February 14, 2001, our Compensation Committee adopted, subject to stockholder approval, an amendment and restatement of the Long-Term Stock Incentive Plan which, among other things, increases the number of shares of common stock available for awards thereunder from 5,500,000 to 8,690,000. As of December 31, 2000, without taking into account any increase in the number of shares available under the plan, there were approximately 1,500,000 shares not subject to outstanding awards. Our Compensation Committee believes the addition of 3,190,000 shares to the reserve under the Long-Term Stock Incentive Plan is necessary to continue our policy of emphasizing equity compensation and to remain competitive with industry equity grant practice. By making a significant portion of the compensation of certain employees whose efforts can affect the value of our company depend upon the long-term performance of our common stock, we encourage those employees to work in a way that maximizes stockholder value. With this increase, the total number of shares reserved for issuance under all of our stock plans, including the Long-Term Stock Incentive Plan, will equal approximately 15% of the total number of our shares currently outstanding, a figure comparable to the total share reserves maintained by the other companies in our peer group.

      At the same time, our Compensation Committee has amended and restated the Long-Term Stock Incentive Plan to revise the definitions of “cause,” “disability,” and “share” under the plan, to increase the limitation on individual participant awards and the number of particular types of plan awards and to change the law governing the plan from Delaware to Michigan. The amendment and restatement of the plan also allows for shares subject to lapsed awards to be returned to the share reserve for future awards and requires that all future stock compensation awards made by our company be made under the Long-Term Stock Incentive Plan. The plan was also amended to state specifically that our Compensation Committee is prohibited from increasing the number of shares available for grants of awards under the plan without stockholder approval. Finally, the amendment and restatement of the plan limits option reload features by requiring that any reload feature must be part of the option as originally granted, must be automatic, must have an exercise price at least equal to the fair market value of a share at the time of the reload, may be granted with respect only to previously-owned shares used to pay the exercise price of the original option and only if the participant has owned the shares used to pay the exercise price for at least six months, must not permit reload options to be granted on reload options, must apply a minimum vesting period of six months to the option granted on reload, and must require that the option granted on reload expire no later than the original option expiration date.

      Approval of our Amended and Restated Long-Term Stock Incentive Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote.

Summary of the Amended and Restated Long-Term Stock Incentive Plan

      The following is only a summary of the Long-Term Stock Incentive Plan, As Amended and Restated Effective May 3, 2001, and is qualified in its entirety by reference to its full text, a copy of which is attached as Appendix B to this proxy statement.

      General. The purposes of the Long-Term Stock Incentive Plan are to optimize the profitability and growth of our company through long-term incentives that are consistent with our objectives and that link the interests of plan participants to those of our stockholders; to provide plan participants with an incentive for excellence in individual performance; to promote teamwork among plan participants; and to give us an advantage in attracting and retaining officers, key employees and directors.

      The plan permits awards of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted units, restricted stock units, performance shares and performance units. In addition, the plan provides an opportunity for the deferral of payment of salary, bonuses and other forms of incentive compensation.

      Term of Plan. If approved by our stockholders, the amendment and restatement of the Long-Term Stock Incentive Plan will become effective May 3, 2001. Awards may be made under the restated plan until the earliest of:

•	the date when all of the shares reserved for issuance under the plan have been exhausted,

•	May 3, 2011, and

•	the date as of which the plan is terminated by our Compensation Committee.

      Shares Subject to the Plan. The number of shares that may be issued or transferred to participants under the plan is 8,690,000, plus any shares that are or become available for grants of awards under any of our other existing stock plans on or after May 3, 2001. On and after May 3, 2001, any shares that are or become available for awards under our other existing stock plans will be subject to awards under the Long-Term Stock Incentive Plan only, and no further awards will be made under any of our other existing plans.

      If any award terminates or lapses for any reason, the shares subject to that award will again be available for grant under the plan. If there is a change in our capitalization, our Compensation Committee may make appropriate adjustments to the number and class of shares that may be delivered under the plan, to the number, class or price of shares subject to outstanding awards, and to the annual individual award limit to prevent dilution or enlargement of rights.

      Administration.  The Long-Term Stock Incentive Plan is administered by the Compensation Committee of our Board of Directors.

      Eligibility. Our employees and employees of our affiliates are eligible to participate in the plan. Our non-employee directors and non-employee directors of our affiliates may receive only nonqualified stock options under the plan. An “affiliate” is defined as a corporation, partnership, joint venture or other enterprise of which we own or control, directly or indirectly, at least one half of the voting rights. An employee actually becomes a plan participant when he or she is chosen by our Compensation Committee to receive an award.

      Limitations. Section 162(m) of the Internal Revenue Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers. To ensure that we can deduct the compensation income associated with stock compensation awards granted to our officers, the Long-Term Stock Incentive Plan provides that the maximum number of shares and share equivalent units that may be granted during any calendar year to any one participant under all types of plan awards is 300,000. In addition, the maximum number of shares that may be issued through options intended to be incentive stock options during the entire life of the plan is 2,000,000.

      Terms and Conditions of Options. Each option will be evidenced by a stock option agreement between us and the optionee. Our Compensation Committee determines the exercise price of an option at the time such option is granted but that exercise price must equal at least 100% of the fair market value of our common stock at the time the option is granted. “Fair market value” is generally the average of the high and low trading prices of a share of our common stock on the New York Stock Exchange. An option award may not be modified to specify a lower exercise price without the approval of our stockholders.

      Exercise of Options. An option vests and becomes exercisable according to the terms specified in the stock option award agreement that covers the option. Whether and under what circumstances an option may be exercised after the plan participant’s death, retirement, disability or other termination of employment are specified in the stock option award agreement. Notwithstanding the foregoing, no option may be exercised more than ten years after the date of grant. The stock option award agreement also specifies the means of payment that will be permitted. Among the forms of payment that may be permitted under the plan are cash, cashier’s check, surrender of shares the optionee has held for at least six months, any combination of the foregoing or any other type of exercise permitted by applicable law. Broker-assisted “cashless” exercise is possible so long as it meets the requirements of the Federal Reserve Board’s Regulation T.

      Stock Appreciation Rights (“SARs”). Our Compensation Committee may grant freestanding SARs, tandem SARs, and/or any combination of these forms of SARs under the plan. The grant price of a freestanding SAR will equal the fair market value of our common stock on the date of grant. The grant price of a tandem SAR will equal the exercise price of the related option. A tandem SAR may be exercised for all or some of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option. A tandem SAR may be exercised only as to the shares for which its related option is then exercisable. The term of a SAR may not exceed ten years. To date, our Compensation Committee has not awarded any SARs.

      Restricted Stock, Restricted Stock Units and Restricted Units. Our Compensation Committee may grant restricted stock, restricted units or restricted stock units under the plan. Except as provided in the plan, these types of awards may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of a restriction period or upon earlier satisfaction of other conditions governing the award. Restricted units may be settled in cash or shares as determined by our Compensation Committee. Restricted stock units are restricted units that must be settled in shares, except to the extent of fractional shares.

      Selected participants may elect to defer a portion of their annual bonus under the Senior Executive Incentive Compensation Plan and/or their base salary in exchange for restricted stock units. Each participant who elects to make a deferral will be credited under the plan with a number of restricted stock units equal to the amount deferred increased by up to twenty-five percent, as determined by our Compensation Committee, divided by the fair market value of the common stock on the date designated by our Compensation Committee. This compensation deferral program is known as the Management Stock Purchase Plan.

      During the restriction period, participants holding restricted stock may exercise full voting rights with respect to the underlying common stock. In addition, if the award agreement governing the restricted stock or restricted units permits it, a participant may receive regular cash dividends or dividend equivalents that are paid with respect to the underlying shares or share equivalent units during the restriction period.

      Performance Units and Performance Shares. Our Compensation Committee may grant performance units or performance shares under the plan. Each performance unit has an initial value that is established by our Compensation Committee at the time of grant. Each performance share must have an initial value equal to the fair market value of our common stock on the date of grant.

Our Compensation Committee will set performance periods and performance objectives that, depending on the extent to which they are met, will determine the number or value (or both) of performance units or performance shares that will be paid out to the participant. Our Compensation Committee may pay earned performance units or performance shares in cash, shares or a combination of cash and shares. Shares may be issued subject to any restrictions deemed appropriate by our Compensation Committee.

      For a description of the performance measures available under the Long-Term Stock Incentive Plan, see “Compensation Committee Report — Long-Term Incentives — Performance Share Awards.”

      Transferability of Plan Awards. Plan awards are not transferable other than by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Section 414(p) of the Internal Revenue Code). During his or her lifetime, only the participant may exercise an option or a stock appreciation right that has been granted to him or her.

      Notwithstanding the foregoing, at the discretion of our Compensation Committee, options and other awards granted pursuant to the Long-Term Stock Incentive Plan may be transferred or assigned to:

•	a participant’s spouse, children or grandchildren;

•	a trust or trusts for the exclusive benefit of a participant’s spouse, children or grandchildren; or

•	a partnership in which participant’s spouse, children or grandchildren are the only partners.

There must, however, be no consideration paid for such a transfer.

      Amendment, Modification and Termination. Our Compensation Committee may amend the plan at any time without stockholder approval, except as to certain enumerated matters. Our Compensation Committee may also terminate the plan without stockholder approval. No termination, amendment, or modification of the plan may adversely affect in any material way any award previously granted under the plan, without the written consent of the participant holding the affected award.

      Our Compensation Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting our company or of changes in applicable laws, regulations or accounting principles, if our Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan. Stockholder approval is required for our Compensation Committee to increase the number of shares available for plan awards, to lower the exercise price of any outstanding option or to grant new awards in exchange for the surrender of outstanding awards.

      Change in Control. If a change in control, as defined in the plan, occurs, then unless otherwise specifically prohibited under the applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges:

•	outstanding options and SARs granted under the plan will become immediately exercisable and remain exercisable throughout their term;

•	in most cases, any restriction period and any other restrictions imposed on restricted stock or restricted units will lapse; and

•	generally, the vesting of all performance units and performance shares will be accelerated as of the effective date of the change in control, and there will be paid out in cash to participants a pro rata amount based upon an assumed achievement of all relevant performance objectives at target levels and upon the length of time within the performance period which has elapsed prior to the effective date of the change in control.

Federal Income Tax Consequences of Awards Granted under the Long-Term Stock Incentive Plan

      The following is a general description of federal income tax consequences to participants and our company relating to options and other awards that may be granted under the Long-Term Stock Incentive Plan. The plan is not qualified under the Internal Revenue Code Section 401(a). This discussion does not purport to cover all tax consequences relating to options and other awards.

      Nonqualified Stock Options. A participant will not recognize income, and we will not be entitled to a deduction from income, at the time of grant of a nonqualified stock option. When the option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise price paid and the fair market value, as of the date the option is exercised, of the shares received. The participant’s tax basis in shares acquired upon exercise will equal the exercise price paid plus the amount recognized by the participant as ordinary income. We will generally be entitled to a federal income tax deduction, in the tax year in which the option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a nonqualified stock option for more than one year after the exercise of the option, the capital gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of an option will begin on the date of exercise.

      Incentive Stock Options. A participant will not recognize income, and we will not be entitled to a deduction from income, at the time of grant of an incentive stock option. If the option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant will not recognize any income and we will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the option price is included in computing the participant’s alternative minimum taxable income.

      Generally, if the participant disposes of shares acquired by exercise of an incentive stock option within either two years after the date of grant or one year after the date of exercise, the participant will recognize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If shares are disposed of after the two year and one year periods described above expire, we will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

      Other Awards. The current federal income tax consequences of other awards authorized under the plan are generally in accordance with the following:

•	SARs are taxed and deductible by us in substantially the same manner as nonqualified stock options;

•	restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of shares over the purchase price (if any) only at the time the restrictions lapse (unless the Participant elects to accelerate recognition as of the date of grant); and

•	restricted stock units, restricted units, performance shares, performance units and dividend equivalents generally are subject to tax at the time of payment.

      In each of the foregoing cases, we will generally have (at the time the participant recognizes income) a corresponding deduction.

Outstanding Options

      The following chart sets forth the options granted under the plan during 2000 to each named executive officer and to certain specified groups of individuals. Except as described in the following sentence, all options granted pursuant to the plan have an exercise price of $22.12, first become exercisable in February 2003 and expire in February 2010. Mr. Way and Mr. Rossiter were also granted 18,000 and 100,000 options, respectively, pursuant to the plan which have an exercise price of $20.25, first become exercisable in October 2003 and expire in October 2010. Any future awards will be made at the discretion of our Compensation Committee. On March 16, 2001, the New York Stock Exchange reported a closing price of $30.31 for our common stock. The following chart does not reflect 44,000, 41,000 and 11,000 options granted in 2000 to Mr. Way, Mr. Rossiter and Mr. Vandenberghe, respectively, under the 1996 Stock Option Plan. For total options granted to named executive officers in 2000 under our option plans see “Executive Compensation — Options Grants in Fiscal Year 2000.” In addition, the following chart does not reflect options granted in 2001 to each named executive officer pursuant to deferral elections under our Management Stock Purchase

Plan. For options granted in 2001 to our named executive officers in connection with deferral elections see footnote 3 to the Summary Compensation Table in “Executive Compensation.”

AMENDED PLAN BENEFITS TABLE

	Dollar
	Value	Number
Name and Position	($)	of Options

Kenneth L. Way, Chairman of the Board	2,455,110	81,000

Robert E. Rossiter, President and Chief Executive Officer	4,819,290	159,000

James H. Vandenberghe, Vice Chairman	1,939,840	64,000

Douglas G. DelGrosso, Senior Vice President — Product Focus Group	1,515,500	50,000

Donald J. Stebbins, Senior Vice President and Chief Financial Officer	1,515,500	50,000

All Executive Officers as a Group	20,641,110	681,000

All Directors as a Group, Excluding Executive Officers	265,213	8,750

All Employees as a Group, Excluding Executive Officers	39,334,803	1,297,750

YOUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED LONG-TERM STOCK INCENTIVE PLAN.

APPOINTMENT OF INDEPENDENT AUDITORS

(PROPOSAL NO. 3)

      Our Board, upon recommendation of our Audit Committee, has appointed Arthur Andersen LLP as our independent auditors for the current year ending December 31, 2001. A proposal will be presented at the meeting to approve the appointment of Arthur Andersen LLP as our independent auditors for the 2001 fiscal year. Approval of the appointment of our independent auditors requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote. If the stockholders fail to ratify such selection by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting, other independent auditors will be considered by our Board upon recommendation of the Audit Committee. We have been advised that a representative of Arthur Andersen LLP will be present at the meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

YOUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR 2001.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

      Stockholders who intend to present proposals at the 2002 Annual Meeting of Stockholders pursuant to Securities and Exchange Commission Rule 14a-8 must send notice of their proposal to us so that we receive it no later than November 30, 2001. Stockholders who intend to present proposals at an annual meeting other than pursuant to Rule 14a-8 must comply with the notice provisions in our by-laws. These notice provisions require that, for a proposal to be properly brought before the 2002 Annual Meeting of Stockholders, proper notice of the proposal be received by us no sooner than October 31, 2001 and no later than November 30, 2001. Stockholder proposals should be addressed to Joseph F. McCarthy, Lear Corporation, 21557 Telegraph Road, P.O. Box 5008, Southfield, Michigan 48086-5008.

OTHER MATTERS

      We know of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, persons named in the enclosed proxy intend to vote the shares they represent in accordance with their own judgments.

      Upon written request by any stockholder entitled to vote at the meeting, we will furnish, without charge, a copy of the Form 10-K Annual Report for 2000 which we filed with the Securities and Exchange Commission, including financial statements and schedules. If the person requesting the report was not a stockholder of record on March 16, 2001, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to Joseph F. McCarthy, Lear Corporation, 21557 Telegraph Road, P.O. Box 5008, Southfield, Michigan 48086-5008.

By Order of the Board of Directors

Joseph F. McCarthy
Vice President, Secretary
and General Counsel

APPENDIX A

LEAR CORPORATION

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.  Audit Committee Purpose

      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors and internal audit department.

•	Provide an avenue of communication among the independent auditors, management, the internal audit department, and the Board of Directors.

      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

      Audit Committee members shall meet the requirements of the New York Stock Exchange (NYSE). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have an accounting or related financial management expertise.

      Audit Committee members shall be appointed by the Board on the recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

      The Committee shall meet at least three times per year or more frequently as circumstances require. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of internal audit, the independent auditors, and as a committee to discuss matters that the Committee or each of these groups believe should be discussed. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

      The Committee should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III.  Audit Committee Responsibilities and Duties

Review Procedures

1.	Review and assess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities & Exchange Commission (SEC) regulations.

2.	Review the Company’s annual audited financial statements and related footnotes prior to filing or distribution. Review should include discussion with management and the independent auditors of significant issues regarding:

•	The independent auditor’s audit of the financial statements and his/her report thereon.

•	Accounting principles, practices, and judgments.

•	Changes required in the independent auditors audit plan.

•	Any serious difficulties or disputes with management encountered during the course of the annual audit.

•	Other matters related to the conduct of the audit, which are to be communicated to the Committee under Generally Accepted Auditing Standards (GAAS).

3.	In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting process and controls, including computerized information systems controls and security. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal audit department together with management responses.

4.	Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items that require communication by the independent auditors in accordance with Statement of Auditing Standards (SAS) 61 (see item 11).

5.	Review with financial management and the independent auditors filings with the SEC and other published documents containing the Corporation’s financial statements and consider whether the information included in these documents is consistent with information contained in the financial statements.

Independent Auditors

6.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of independent auditors or approve any discharge of auditors when circumstances warrant.

7.	Approve the fees and other significant compensation to be paid to the independent auditors.

8.	Periodically discuss current year non-audit services performed by the independent auditors, and review and approve all proposed non-audit service engagements where the fee exceeds $500,000.

9.	On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors objectivity and independence, including a review of management consulting services and related fees provided by the independent auditor. The independent auditor is to delineate all relationships with the Corporation through a formal written statement.

10.	Review the independent auditors audit plan for completeness of coverage, reduction of redundant efforts, and effective use of audit resources. Discuss with the independent auditors scope, staffing, locations, reliance upon management, and internal audit and the general audit approach.

11.	Prior to releasing the year end earnings, discuss with the independent auditors the results of the audit. Discuss certain matters requiring communication to the Audit Committee in accordance with the American Institute of Certified Public Accountants (AICPA) SAS 61.

12.	Consider the independent auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied to financial reporting.

13.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

14.	Review with the independent auditor any problems or difficulties the auditor may have encountered during the audit and any management letter provided by the auditor and the Company’s response to that letter.

Internal Audit Department

15.	On an annual basis, review with management and the Director of Internal Audit:

(a)	The internal audit department’s charter.

(b)	The internal audit department’s budget, staffing and audit plan.

(c)	The independence of the internal audit department.

(d)	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

(e)	Any changes required in the planned scope of their audit plan.

(f)	Qualification of the internal audit department staff.

16.	Review and concur in the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.

17.	Review significant reports prepared by the internal audit department together with management’s responses and follow-up to these reports.

Other Audit Committee Responsibilities

18.	Review with the General Counsel, on at least an annual basis, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or government agencies and advise the Board of Directors of its findings.

19.	Review with the General Counsel the results of his/her review of the Corporation’s monitoring of compliance with the Corporation’s code of conduct and advise the Board of Directors of its findings.

20.	Prepare any SEC required reports to the shareholders. The report should be included in the Company’s annual proxy statement.

21.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

22.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

      The Audit Committee shall also undertake such additional activities within the scope of its primary function as the Committee may from time to time determine or as may otherwise be required by law, the Company’s bylaws or charter or Board of Directors. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors of the Company. While the Audit Committee has the responsibilities and powers set forth by this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s code of conduct.

      The material in this charter is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this charter is first included in the Company’s annual proxy statement filed with the Securities and Exchange Commission and irrespective of any general incorporation language in such filing.

APPENDIX B

LEAR CORPORATION

LONG-TERM STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE MAY 3, 2001)

LEAR CORPORATION

LONG-TERM STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE MAY 3, 2001)

Article 1.  Establishment, Objectives and Duration

      1.1  Establishment of the Plan. Lear Corporation, a Delaware corporation, hereby amends and restates its long-term incentive compensation plan, to be known as the “Lear Corporation Long-Term Stock Incentive Plan, As Amended and Restated Effective May 3, 2001,” as set forth in this document. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Restricted Stock Units, Performance Shares and Performance Units. In addition, the Plan provides the opportunity for the deferral of the payment of salary, bonuses and other forms of incentive compensation.

      Subject to the approval of the Company’s shareholders, the Plan, as amended and restated herein will become effective as of May 3, 2001, and will remain in effect as provided in Section 1.3 hereof.

      1.2  Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s objectives and that link the interests of Participants to those of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining officers, key employees and directors.

      The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success, and to allow Participants to share in the success of the Company.

      1.3  Duration of the Plan. This amendment and restatement of the Plan will commence on the Effective Date, as described in Section 1.1, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it pursuant to Article 4 have been issued or transferred according to the Plan’s provisions. In no event may an Award be granted under the Plan on or after May 3, 2011.

Article 2.  Definitions

      Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

      “Affiliates” means any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least fifty percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power). Notwithstanding the foregoing, for purposes of determining whether an employee has terminated employment with the Company and all Affiliates, “Affiliates” means any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least ten percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

      “Award” means, individually or collectively, a grant under this Plan to a Participant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Restricted Stock Units, Performance Shares and Performance Units.

      “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant or the terms and provisions applicable to an election to defer compensation under Section 8.2.

      “Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to that term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

      “Board” or “Board of Directors” means the Board of Directors of the Company.

      “Cause” has the meaning set forth in any unexpired employment or severance agreement between the Participant and the Company or an Affiliate. If there is no such agreement, “Cause” means:

(a)	the willful and continued failure of the Participant substantially to perform his or her duties with or for the Company or an Affiliate;

(b)	the Participant’s engaging in conduct that is significantly injurious to the Company or an Affiliate, monetarily or otherwise;

(c)	the Participant’s commission of a crime that is significantly injurious to the Company or an Affiliate, monetarily, reputationally or otherwise;

(d)	the Participant’s abuse of illegal drugs or other controlled substances; or

(e)	the Participant’s habitual intoxication.

      Unless otherwise defined in the Participant’s employment or severance agreement, an act or omission is “willful” for this purpose if it was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. For purposes of this Plan, if a Participant is convicted of a crime or pleads nolo contendere to a criminal charge, he or she will conclusively be deemed to have committed the crime. The Committee has the discretion, in other circumstances, to determine in good faith, from all the facts and circumstances reasonably available to it, whether a Participant who is under investigation for, or has been charged with, a crime will be deemed to have committed it for purposes of this Plan.

      2.7  “Change in Control” of the Company will be deemed to have occurred (as of a particular day, as specified by the Board) as of the first day any one or more of the following paragraphs is satisfied.

(a)	Any Person (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing more than twenty percent of the combined voting power of the Company’s then outstanding securities.

(b)	During any period of twenty-six consecutive months beginning on or after the Effective Date, individuals who at the beginning of the period constituted the Board cease for any reason (other than death, Disability or voluntary Retirement) to constitute a majority of the Board. For this purpose, any new Director whose election by the Board, or nomination for election by the company’s shareholders, was approved by a vote of at least two-thirds of the Directors then still in office, and who either were Directors at the beginning of the period or whose election or nomination for election was so approved, will be deemed to have been a Director at the beginning of any twenty-six month period under consideration.

(c)	The shareholders of the Company approve: (i) a plan of complete liquidation or dissolution of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company’s assets; or (iii) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

      “Code” means the Internal Revenue Code of 1986, as amended from time to time.

      “Committee” means, as specified in Article 3, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

      “Company” means Lear Corporation, a Delaware corporation, and any successor thereto as provided in Article 17.

      “Director” means any individual who is a member of the Board of Directors.

      “Disability” means (a) long-term disability as defined under the long-term disability plan of the Company or an Affiliate that covers that individual, or (b) if the individual is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act. Notwithstanding the foregoing, for purposes of determining the period of time after termination of employment during which a Participant may exercise an ISO, “Disability” will have the meaning set forth in Section 22(e)(3) of the Code, which is, generally, that the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least twelve months.

      “Effective Date” means May 3, 2001 for purposes of this amendment and restatement of the Plan. The Plan was originally effective January 1, 1996.

      “Eligible Employee” means any employee of the Company or any of its Affiliates. Directors who are not employed by the Company or its Affiliates will be considered Eligible Employees under this Plan, but only for purposes of Awards of Nonqualified Stock Options.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

      “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

      “Fair Market Value” means:

(a)	the average of the high and low trading prices of the Shares on the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, on any other exchange on which they are traded, or, if the Shares are not traded on any other exchange and are regularly quoted on the NASDAQ National Market System, on the NASDAQ National Market System; or

(b)	if the Shares are not traded on any exchange or regularly quoted on the NASDAQ National Market System, the mean between the closing bid and asked prices of the shares in the over-the-counter market; or

(c)	if those bid and asked prices are not available, then the fair market value as reported by any nationally recognized quotation service selected by the Committee or as determined by the Committee.

      “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

      “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

      “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.

      “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

      “Participant” means an Eligible Employee who has been selected by the Committee to participate in the Plan pursuant to Section 5.2 and who has outstanding an Award granted under the Plan. The term “Participant” will include Directors who are not employees of the Company or an Affiliate only if they are chosen to receive Awards of Nonqualified Stock Options, and only for purposes of Nonqualified Stock Options.

      “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

      “Performance Period” means the time period during which performance objectives must be met in order for a Participant to earn Performance Units or Performance Shares granted under Article 9.

      “Performance Share” means an Award with an initial value equal to the Fair Market Value on the date of grant which is based on the Participant’s attainment of performance objectives, as described in Article 9.

      “Performance Unit” means an Award with an initial value established by the Committee at the time of grant which is based on the Participant’s attainment of performance objectives, as described in Article 9.

      “Person” has the meaning ascribed to that term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

      “Plan” means the Lear Corporation Long-Term Stock Incentive Plan, as set forth in this document.

      “Prior Plan” means the Lear Corporation 1992 Stock Option Plan, the Lear Corporation 1994 Stock Option Plan or the Lear Corporation 1996 Stock Option Plan.

      “Restriction Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, at its discretion) or the Restricted Stock is not vested.

      “Restricted Stock” means a contingent grant of stock awarded to a Participant pursuant to Article 8.

      “Restricted Stock Unit” means a Restricted Unit granted to a Participant, as described in Article 8, that is payable in Shares.

      “Restricted Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) credited with amounts equal to Shares or some other unit of measurement specified in the Award Agreement, (b) subject to restrictions and (c) payable in cash or Shares.

      “Retirement” means termination of employment on or after (a) reaching the age established by the Company as the normal retirement age in any unexpired employment agreement between the Participant and the Company or an Affiliate, or, in the absence of such an agreement, the normal retirement age under the tax-qualified defined benefit retirement plan or, if none, the tax-qualified defined contribution retirement plan, sponsored by the Company or an Affiliate in which the Participant participates, or (b) reaching age sixty-two with ten years of service with the Company or an Affiliate, provided the retirement is approved by the Chief Executive Officer of the Company, unless the Participant is an officer subject to Section 16 of the Exchange Act, in which case the retirement must be approved by the Committee.

      “Shares” means the shares of common stock, $0.01 par value, of the Company, including their associated preferred share purchase rights.

      “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR pursuant to the terms of Article 7.

      “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which requires forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR will similarly be canceled).

Article 3.  Administration

      3.1  The Committee. The Plan will be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board, which Committee (unless otherwise determined by the Board) will satisfy the “nonemployee director” requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act and the “outside director” provisions of Code Section 162(m), or any successor regulations or provisions. The members of the Committee will be appointed from time to time by, and serve at the discretion of, the Board of Directors. The Committee will act by a majority of its members at the time in office and eligible to vote on any particular matter, and Committee action may be taken either by a vote at a meeting or in writing without a meeting.

      3.2  Authority of the Committee. Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: select Eligible Employees to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan.

      3.3  Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its shareholders, all Affiliates, employees, Participants and their estates and beneficiaries.

Article 4. Shares Subject to the Plan and Maximum Awards

      4.1  Number of Shares Available for Grants. Subject to adjustment as provided in Sections 4.2 and 4.3, the number of Shares that may be issued or transferred to Participants under the Plan is 8,690,000, plus any Shares that are or become available for grants of awards under any of the Prior Plans on or after the Effective Date. On and after the Effective Date, any Shares that are or become available for grants of awards under the Prior Plans will be subject to Awards under this Plan only, and no additional awards will be made under any of the Prior Plans. The maximum numbers of Shares that may be issued or transferred to the Participants under Restricted Stock Units and Performance Units is 2,000,000.

      Subject to adjustment as provided in Section 4.3, the maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant under Options, Freestanding SARs, Restricted Stock, Restricted Units or Performance Shares is 300,000, which limit will apply regardless of whether the compensation is paid in Shares or in cash. The maximum number of Shares that may be issued by Options intended to be ISOs is 2,000,000.

      The Shares with respect to which Awards may be made will include authorized but unissued Shares, and Shares that are currently held or subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions.

      4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to the Award will again be available for the grant of an Award under the Plan. In addition, if a Share subject to an Award is not delivered because the award is settled in cash, used to satisfy a tax withholding obligation or used to pay the Exercise Price of an Option, then that Share will thereafter be deemed to be available for grant.

      4.3  Adjustments in Authorized Shares.

(a)	If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of Shares is increased through the payment of a stock dividend, then the Committee will substitute for or add to each Share previously appropriated, later subject to, or which may become subject to, an Award, the number and kind of shares of stock or other securities into which each outstanding Share was changed for which each such Share was exchanged, or to which each such Share is entitled, as the case may be. The Committee will also appropriately amend outstanding Awards as to price and other terms, to the extent necessary to reflect the events described above. If there is any other change in the number or kind of the outstanding Shares, of any stock or other securities into which the outstanding Shares have been changed, or for which they have been exchanged, the Committee may, in its sole discretion, appropriately adjust any Award already granted or which may be afterward granted.

(b)	Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

Article 5.  Eligibility and Participation

      5.1  Eligibility. All Eligible Employees, including Eligible Employees who are members of the Board, are eligible to participate in this Plan.

      5.2  Actual Participation. Subject to the provisions of the Plan, the Committee will, from time to time, select those Eligible Employees to whom Awards will be granted, and will determine the nature and amount of each Award.

Article 6.  Stock Options

      6.1  Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Employees in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.

      6.2  Award Agreement. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO, and whether reload options will be granted.

      6.3  Exercise Price. The Exercise Price for each share subject to an Option will be at least one hundred percent of the Fair Market Value on the date the Option is granted.

      6.4  Duration of Options. Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth anniversary of the date of its grant.

      6.5  Dividend Equivalents. The Committee may, but will not be required to, grant payments in connection with Options that are equivalent to dividends declared and paid on the Shares underlying the Options. Such dividend equivalent payments may be made in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

      6.6  Exercise of Options. Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant.

      6.7  Payment. The holder of an Option may exercise the Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment at the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.

      The Exercise Price and any related withholding taxes will be payable to the Company in full either: (a) in cash, or its equivalent, in United States dollars; (b) if permitted in the governing Award Agreement, by tendering Shares owned by the Participant and duly endorsed for transfer to the Company, Shares issuable to the Participant upon exercise of the Option, or any combination of cash, certified or cashier’s check and Shares described in this clause (b); or (c) by any other means the Committee determines to be consistent with the Plan’s purposes and applicable law. Cashless exercise must meet the requirements of the Federal Reserve Board’s Regulation T and any applicable securities law restrictions. In a “cashless” exercise, the Participant notifies the Company it will exercise, and the Company is instructed to deliver the Share issuable on exercise to a broker, who sells the Shares and holds back the exercise price (and, often, the federal and state withholdings). No more than the minimum required withholding may be satisfied by the tender of Shares.

      6.8  Reload Options. The Committee may provide for reload options in the Award Agreement evidencing an Option. Any reload feature will be subject to the following requirements:

(a)	it must not be added to an already outstanding Option, but must be part of the Option as originally granted;

(b)	the reload must be automatic, not subject to the discretion of the Committee or anyone else;

(c)	it must have an Exercise Price at least equal to the Fair Market Value of a Share at the time of reload;

(d)	it may be granted with respect only to previously-owned Shares used to pay the Exercise Price of the original Option, and only if the Participant has owned the Shares used to pay the Exercise Price for at least six months;

(e)	the Award Agreement that contains the reload feature must not permit multiple reloads (i.e., no reload Options may be granted on Shares acquired through reload Options) and must subject any Option granted on reload to a vesting period of at least six months; and

(f)	it must limit the duration of reload Options, by providing that an Option granted on reload expires at the same time as the initial Option would have.

      6.9  Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.

      6.10  Termination of Employment. Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of employment with the Company and all Affiliates. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of employment.

      6.11  Nontransferability of Options. Except as otherwise provided in a Participant’s Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, all Options will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Article 7.  Stock Appreciation Rights

      7.1  Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of the two.

      Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs.

      The grant price of a Freestanding SAR will equal the Fair Market Value on the date of grant of the SAR. The grant price of a Tandem SAR will equal the per Share Exercise Price of the Option to which it relates.

      7.2  Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option, upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

      7.3  Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

      7.4  Award Agreement. Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, the term of the SAR and such other provisions as the Committee determines.

      7.5  Term of SARS. The term of an SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.

      7.6  Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	the excess (or some portion of the excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

(b)	the number of Shares as to which the SAR is exercised.

At the discretion of the Participant, the payment upon SAR exercise may be made in cash, in Shares of equivalent Fair Market Value or in some combination of the two.

      7.7  Termination of Employment. Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of employment with the Company and all Affiliates. These terms will be determined by the Committee in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of employment.

      7.8  Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, all SARs will be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Article 8.  Restricted Stock, Restricted Stock Units and Restricted Units

      8.1  Grant of Restricted Stock, Restricted Stock Units or Restricted Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock, Restricted Stock Units or Restricted Units to Participants in such amounts as it determines.

      8.2  Deferral of Compensation into Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, allow (or require, as to bonuses) selected Eligible Employees to defer the payment of any portion of their salary or annual bonuses or both pursuant to this section. A Participant’s deferral under this section will be credited to the Participant in the form of Shares of Restricted Stock Units. The Committee will establish rules and procedures for the deferrals, as it deems appropriate.

      In consideration for forgoing compensation, the dollar amount deferred by a Participant may be increased by twenty-five percent (or such lesser percentage as the Committee may determine) for purposes of determining the number of Restricted Stock Units to grant the Participant. If a Participant’s compensation is deferred under this Section 8.2, he or she will be credited, as of the date specified in the Award Agreement, with a number of Restricted Stock Units equal to the amount of the deferral (increased as described above) divided by the Fair Market Value on that date.

      8.3  Award Agreement. Each grant of Restricted Stock, Restricted Units or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.

      8.4  Nontransferability. Restricted Stock, Restricted Units and Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)), until the end of the applicable Restriction Period as specified in the Award Agreement, or upon earlier satisfaction of any other conditions specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock, Restricted Units and Restricted Stock Units will be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

      8.5  Other Restrictions. Subject to Article 11, the Committee may impose such other conditions or restrictions on any Restricted Stock, Restricted Units or Restricted Stock Units as it deems advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting following the attainment of the performance objectives, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.5 as to any given Award will lapse all at once or in installments.

      The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.

      8.6  Payment of Awards. Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Unit will be paid out in cash or Shares to the Participant following the last day of the applicable Restriction Period, or on a later date provided in the Award Agreement.

      8.7  Voting Rights. During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

      8.8  Dividends and Other Distributions. During the Restriction Period, Participants awarded Shares of Restricted Stock, Restricted Units or Restricted Stock Units hereunder will be credited with regular cash dividends or dividend equivalents paid on those Shares or with respect to those Share equivalent units. Dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Shares of Restricted Stock, upon such terms as the Committee establishes.

      The Committee may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to qualify for the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to the Restricted Stock, so that the dividends and the Restricted Stock continue to be eligible for the Performance-Based Exception.

      8.9  Termination of Employment. Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock after his or her termination of employment with the Company or an Affiliate. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of employment.

Article 9.  Performance Units and Performance Shares

      9.1  Grant of Performance Units or Performance Shares. Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

      9.2  Value of Performance Units and Performance Shares. Each Performance Unit will have an initial value established by the Committee at the time of grant. Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Units or Performance Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance objectives must be met will be called a “Performance Period” and will be set by the Committee in its discretion.

      9.3  Earning of Performance Units and Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive payout on the number and value of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

      9.4  Award Agreement. Each grant of Performance Units or Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Units or Performance Shares), and such other provisions as the Committee determines.

      9.5  Form and Timing of Payment of Performance Units and Performance Shares. Except as provided in Article 12, payment of earned Performance Units and Performance Shares will be made as soon as practicable after the close of the applicable Performance Period, in a manner determined by the Committee in its sole discretion. The Committee will pay earned Performance Units and Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.

      9.6  Termination of Employment Due to Death or Disability. Unless determined otherwise by the Committee and set forth in the Participant’s Award Agreement, if a Participant’s employment is terminated by reason of death, Disability or Retirement during a Performance Period, the Participant will receive a prorated payout of the Performance Units or Performance Shares, as specified by the Committee in its discretion in the Award Agreement. Payment of earned Performance Units and Performance Shares will be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement.

      9.7  Termination of Employment for Other Reasons. If a Participant’s employment terminates during a Performance Period for any reason other than death or Disability, the Participant will forfeit all Performance Units and Performance Shares to the Company, unless the Participant’s Award Agreement provides otherwise.

      9.8  Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units and Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan will be exercisable during the Participant’s lifetime only by the Participant or Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Article 10.  Performance Measures

      Unless and until the Committee proposes and the Company’s shareholders approve a change in the general performance measures set forth in this Article 10, the performance measure(s) to be used for purposes of Awards designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives:

(a)	net earnings;

(b)	operating earnings or income;

(c)	earnings growth;

(d)	net income (absolute or competitive growth rates comparative);

(e)	net income applicable to Common Stock;

(f)	cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(g)	earnings per Common share;

(h)	return on shareholders equity (absolute or peer-group comparative);

(i)	stock price (absolute or peer-group comparative);

(j)	absolute and/or relative return on common shareholders equity;

(k)	absolute and/or relative return on capital;

(l)	absolute and/or relative return on assets;

(m)	economic value added (income in excess of cost of capital);

(n)	customer satisfaction;

(o)	expense reduction; and

(p)	ratio of operating expenses to operating revenues.

      The Committee will have the discretion to adjust targets set for preestablished performance objectives; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Code Section 162(m), to reflect accounting changes or other events.

      If Code Section 162(m) or other applicable tax or securities laws change to allow the Committee discretion to change the types performance measures without obtaining shareholder approval, the Committee will have sole discretion to make such changes without obtaining shareholder approval. In addition, if the Committee determines it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.

Article 11.  Beneficiary Designation

      Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime. If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate or other entity described in the Participant’s Award Agreement.

Article 12.  Deferrals

      The Committee may permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her by virtue of an Option or SAR exercise, the lapse or waiver of restrictions on Restricted Stock, or the satisfaction of any requirements or objectives with respect to Performance Units or Performance Shares. If any such deferral election is permitted or required, the Committee will, in its sole discretion, establish rules and procedures for such deferrals. Notwithstanding the foregoing, the Committee in its sole discretion may defer payment of cash or the delivery of Shares that would otherwise be due to a Participant under the Plan if payment or delivery would result in the Company’s or an Affiliate’s being unable to deduct compensation under Code Section 162(m). Deferral of payment or delivery by the Committee may continue until the Company or Affiliate is able to deduct the payment or delivery under the Code.

Article 13.  Rights of Employees

      13.1  Employment. Nothing in the Plan will interfere with or limit in any way the right of the Company or any affiliate of the Company (as defined in federal securities laws) to terminate any Participant’s employment at any time, or confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

      13.2  Participation. No Eligible Employee will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

Article 14.  Change in Control

      14.1  Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)	any and all outstanding Options and SARs will become immediately exercisable, and will remain exercisable throughout their entire term;

(b)	any Restriction Periods or other restrictions imposed on Restricted Stock, Restricted Stock Units and Restricted Units will lapse, except that the degree of vesting associated with those awards that is conditioned on the achievement of performance conditions will be determined as set forth in Section 14.1(c);

(c)	except as otherwise provided in the Award Agreement, the vesting of all Performance Units and Performance Shares will be accelerated as of the effective date of the Change in Control, and Participants will be paid in cash, within thirty days after the effective date of the Change in Control, a pro rata amount based on an assumed achievement of all relevant performance objectives at target levels, and upon the length of time within the Performance Period that elapsed prior to the effective date of the Change in Control; and

(d)	notwithstanding the foregoing, if the Committee determines that actual performance to the effective date of the Change in Control exceeds target levels, the prorated payouts made pursuant to Sections 14.1(b) and (c) will be made at levels commensurate with the actual performance (determined by extrapolating the actual performance to the end of the Performance Period) based on the length of time within the Performance Period that elapsed prior to the Change in Control.

      14.2  Termination, Amendment and Modifications of Change in Control Provisions. Notwithstanding any other provision of this Plan or any provision in an Award Agreement, this Article 14 may not be terminated, amended or modified on or after the effective date of a Change in Control in a way that would adversely affect any Award theretofore granted to a Participant, unless the Participant gives his or her prior written consent to the amendment.

Article 15.  Amendment, Modification and Termination

      15.1  Amendment, Modification and Termination. Subject to Section 14.2, the Committee may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. The Committee will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in the first sentence of Section 4.1 (and subject to adjustment as provided in Sections 4.2 and 4.3.

      Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). The Committee will not, however, modify any outstanding Incentive Stock Option so as to specify a lower Exercise Price, without the approval of the Company’s shareholders. Notwithstanding the foregoing, no modification of an Award will, without the prior written consent of the Participant, alter or impair any rights or obligations under any Award already granted under the Plan.

      15.2  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards. In case of an Award designed to qualify for the Performance-Based Exception, the Committee will take care not to make an adjustment that would disqualify the Award.

      15.3  Awards Previously Granted. No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.

      15.4  Compliance with Code Section 162(m). Awards will comply with the requirements of Code Section 162(m), unless the Committee determines that such compliance is not desired with respect to an Award available for grant under the Plan. In addition, if changes are made to Code Section 162(m) to permit greater flexibility as to any Award available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

Article 16. Withholding

      16.1  Tax Withholding. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan. No Award Agreement will permit reload options to be granted in connection with any Shares used to pay a tax withholding obligation.

      16.2  Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

Article 17.  Indemnification

      Each person who is or has been a member of the Committee or the Board will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

Article 18.  Successors

      All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.

Article 19.  Legal Construction

      19.1  Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

      19.2  Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

      19.3  Requirements of Law. The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

      19.4  Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      19.5  Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

      19.6  Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

      19.7  Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Michigan.

*  *  *  *  *

Dear Stockholder:

The Annual Meeting of Stockholders (the “Meeting”) of Lear Corporation (the “Company”) will be held at 10:00 a.m. on Thursday, May 3, 2001 at Lear Corporation, 5200 Auto Club Drive, Dearborn, Michigan 48126.

To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

In order to assist the Company in preparing for the Meeting, please indicate on item 4 on the proxy whether you currently plan to attend the Meeting.

If you attend the Meeting in person, detach and bring this letter to the meeting as an admission ticket for you and up to two of your guests.

April 2, 2001

Detach Proxy Card Here
\/		\/

1.	Election of Directors:	FOR all nominees	WITHHOLD AUTHORITY to vote	* EXCEPTIONS
		listed below	for all nominees listed below.

Nominees: Larry W. McCurdy, Roy E. Parrott and Kenneth L. Way

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

* Exceptions

2.	Approve the Company’s Amended and Restated Long-Term Stock Incentive Plan.			3.	Approve the appointment of Arthur Andersen LLP as the Company’s independent auditors for 2001.

	FOR	AGAINST	ABSTAIN

					FOR	AGAINST	ABSTAIN

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof				4.	Do you plan to attend the Meeting?

					YES	NO

Change of Address Mark Here

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

	Dated:	, 2001

Signature

Signature

Votes must be indicated
(x) in Black or Blue ink.

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)

Please Detach Here
You Must Detach This Portion of the Proxy Card
\/      Before Returning it in the Enclosed Envelope      \/

3570

ADMISSION TICKET

LEAR CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

MAY 3, 2001 AT 10:00 A.M.
LEAR CORPORATION
5200 AUTO CLUB DRIVE
DEARBORN, MICHIGAN 48126

ADMITS ONE STOCKHOLDER AND UP TO TWO GUESTS

LEAR CORPORATION
PROXY/VOTING INSTRUCTION CARD

      This proxy is solicited on behalf of the Board of Directors of Lear Corporation for the Annual Meeting of Stockholders on May 3, 2001 or any adjournment or postponement thereof (the “Meeting”).

      The undersigned appoints Joseph F. McCarthy and Donald J. Stebbins, and each of them, with full power of substitution in each of them, the proxies of the undersigned, to vote for and on behalf of the undersigned all shares of Lear Corporation Common Stock which the undersigned may be entitled to vote on all matters properly coming before the Meeting, as set forth in related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned.

      This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.

LEAR CORPORATION P.O. BOX 11211 NEW YORK, N.Y. 10203-0211